SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release ("Agreement") is made and entered into on March 28 2012 (the "Effective Date") by and between:

(1) ROK Global PLC a company incorporated in England whose principal office is located at ROK House, Kingswood Business Park, Holyhead Road, Albrighton, Wolverhampton, WV73AU, England ("ROK");

(2) WINTEC PROTECTIVE SYSTEMS INC. a corporation incorporated in Texas and its subsidiary Security Glass Solutions, Inc. whose principal office is located at 2313 W Sam Houston Pkwy S, Suite 105, Houston, TX 77043 ("Wintec");

(3) MEDINA INTERNATIONAL HOLDINGS INC. a corporation incorporated in California whose principal office is located at 1802 Pomona Road, Corona, 92880 USA ("MIHI");

(4)  DANIEL MEDINA care of 1802 Pomona Road, Corona, 92880 USA ("DM"); and

(5)  MADHAVA RAO MANKAL care of 1802 Pomona Road, Corona, 92880 USA. ("MM")

referred to hereafter individually as "Party" and collectively as "Parties".

WHEREAS MIHI and Wintec entered into a number of agreements in or around 2011 pursuant to which MIHI provided certain funding to Wintec and contributed three million shares of common stock of MIHI with a par value of $0.0001 per share in exchange for the issue by Wintec to MIHI of twenty million four hundred thousand shares of common stock of Wintec with a par value of $0.001 per share.

NOW THEREFORE in consideration of the promises, covenants, understandings, obligations and agreements contained in this Agreement, the sufficiency of which is acknowledged by them, the Parties expressly agree as follows:

1.       Definitions

          In this Agreement the following terms shall have the meanings set out below:

          "Consulting Agreements" means the Consulting Agreement between Wintec and each of DM and MM entered into on or around 2011 and any amended, restated or superseded versions thereof;


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         "Encumbrance" means any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security, interest, title, retention or any other security agreement or arrangement; and

         "Wintec/MIHI Agreements" any Agreements entered into between Wintec and MIHI as at the date of this Agreement and in each case any amended, restated or superseded version thereof.

     2. The Wintec/MIHI Agreements are hereby terminated by Wintec and MIHI with immediate effect. Each of Wintec and MIHI confirms that it does not have any claim, right of action or remedy whatsoever against the other in respect of any cause, matter or thing whatsoever, including but not limited to in respect of the Wintec/MIHI Agreements (but specifically excluding any claim, right of action or remedy for breach of this Agreement). To the extent that any such claim, right of action or remedy exists now or in the future (but specifically excluding any claim right of action or remedy for breach of this Agreement) each of Wintec and MIHI hereby irrevocably and unconditionally waives such claim, right of action or remedy, and irrevocably releases the other from all liabilities arising therefrom whatsoever.

     3. The Consulting Agreements are hereby terminated by DM, MM and Wintec with immediate effect. Each of DM and MM confirms that he does not have any claim, right of action or remedy whatsoever against Wintec in respect of any cause, matter or thing whatsoever, including but not limited to in respect of the Consulting Agreements (but specifically excluding any claim right of action or remedy for breach of this Agreement). To the extent that any such claim, right of action or remedy exists now or in the future (but specifically excluding any claim right of action or remedy for breach of this Agreement) each of DM and MM hereby irrevocably and unconditionally waives such claim, right of action or remedy, and irrevocably releases Wintec from all liabilities arising therefrom whatsoever.

     4. Each of MIHI, DM and MM confirms that it/he does not have any claim, right of action or remedy whatsoever against ROK in respect of any cause, matter or thing whatsoever (but specifically excluding any claim right of action or remedy for breach of this Agreement). To the extent that any such claim, right of action or remedy exists now or in the future (but specifically excluding any claim right of action or remedy for breach of this Agreement) each of MIHI, DM and MM hereby irrevocably and unconditionally waives such claim, right of action or remedy, and irrevocably releases ROK from all liabilities arising therefrom whatsoever.



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     5.   ROK  confirms  that it does not have any  claim,  right of  action  or remedy whatsoever against MIHI, DM and MM in respect of any cause, matter or thing whatsoever (but specifically excluding any claim right of action or remedy for breach of this Agreement). To the extent that any such claim, right of action or remedy exists now or in the future (but specifically excluding any claim right of action or remedy for breach of this Agreement) ROK hereby irrevocably and unconditionally waives such claim, right of action or remedy, and irrevocably releases each of MIHI, DM and MM from all liabilities arising therefrom whatsoever.

     6. Wintec confirms that it does not have any claim, right of action or remedy whatsoever against MIHI, DM and MM in respect of any cause, matter or thing whatsoever (but specifically excluding any claim right of action or remedy for breach of this Agreement). To the extent that any such claim, right of action or remedy exists now or in the future (but specifically excluding any claim right of action or remedy for breach of this Agreement) ROK hereby irrevocably and unconditionally waives such claim, right of action or remedy, and irrevocably releases each of MIHI, DM and MM from all liabilities arising therefrom whatsoever

     7. (i) Wintec shall pay to MIHI $237,718 (two hundred and thirty-seven thousand dollars seven hundred eighteen) within 2 (two) years from the date of this Agreement. An agreement to a stipulated judgment is signed by both parties.

          (ii) If Wintec or IP is sold prior to repayment of the loan of $237,718 (subject to the IP assignments agreed at recent Board meetings of Wintec) the liability of $237,718 (two hundred and thirty-seven thousand dollars seven hundred eighteen) is transferred to the new company which has bought Wintec or IP and the new company will assume the liability irrespective of who has the right to the lean on all Intellectual Property of Wintec.

          (iii)  Promissory  note in the amount of  $237,718  (two  hundred  and
          thirty-seven   thousand  dollars  seven  hundred   eighteen)  will  be
          separately drawn and issued it to MIHI.

     8.  Within 7 (seven) days from the Effective Date:

          (i) Wintec shall procure the transfer to such third party as nominated by MIHI for $1 (one US Dollar) of 3,000,000 (Three million) shares of common stock of MIHI with a par value of $0.0001 per share held in aggregate by Steven G. Sell, William T. Sharkey, Charles Robinson, Harold C. Lentz, Ira M Held, Trey Lentz and Hunter Peyton ("Transferors"); and


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          (ii) MIHI  shall  transfer  to ROK for $1 (one US  Dollar)  20,400,000
          (twenty million four hundred thousand) shares of common stock of Wintec with a par value of $0.001 per share held by MIHI.

     9.   MIHI represents and warrants as follows:

          (i) it has full power and authority to enter into this Agreement and to perform any and all transactions or other matters contemplated to be performed under this Agreement;

          (ii) the Wintec  shares to be  transferred  by it pursuant to Clause 8
          (ii) (a) represent its entire shareholding in Wintec; (b) represent 51% of the entire issued share capital of Wintec; (c) are legally and beneficially owned by it; (d) are fully paid up or credited as fully paid up with no Encumbrance and (e) Wintec has all rights and authorities required to transfer the said Wintec shares in accordance with Clause 8 (ii);

          (iii) no right has been granted to any person to require Wintec to issue any share capital and no Encumbrance has been created and no commitment has been given to create an Encumbrance in favour of any person affecting any unissued shares or debentures or other unissued securities of Wintec;

          (iv) there are no minority shareholder protections contained in any shareholder agreements to which Wintec is a party, the bylaws of Wintec or any other document that restricts the ability of any shareholder that owns more than 50% of the issued shares of Wintec to exercise its rights in relation to such shares; and

          (v) no third party other than the shareholders of Wintec have any rights in the shares of Wintec or in determining or affecting the day to day management or running of the business of Wintec.

     10. ROK represents and warrants that it has full power and authority to enter into this Agreement and to perform any and all transactions or other matters contemplated to be performed under this Agreement.


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     11.  Wintec represents and warrants as follows:

          (i) it has full power and authority to enter into this Agreement and to perform any and all transactions or other matters contemplated to be performed under this Agreement;

          (ii) the MIHI shares to be transferred by the Transferors pursuant to Clause 8 (i) represent the Transferors' entire shareholding in MIHI ;
          (b) represent 3,000,000 of the entire issued shares of MIHI (c) are legally and beneficially owned by the Transferors; (d) are fully paid up or credited as fully paid up with no Encumbrance and (e) the Transferors have all rights and authorities required to transfer the said MIHI shares in accordance with Clause 8 (i);

          (iii) there are no minority shareholder protections contained in any shareholder agreements of MIHI to which the Transferors are a party.

     12. MIHI will indemnify and hold harmless ROK from and against all liabilities, actions, claims, demands, losses, damages, costs and expenses (including reasonable legal fees) awarded against or incurred or paid by ROK as a result of or in connection with a breach of any of MIHI's warranties contained in this Agreement.


     13. Each Party shall (at its expense) promptly execute and deliver all such documents, and do all such things, as may from time to time be required for the purpose of giving full effect to the provisions of this Agreement.

     14. This Agreement is the entire agreement between the with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, if any, which are hereby merged into this Agreement. This Agreement may not be amended orally or in any way other than in writing that is signed by all Parties.

     15. This Agreement shall be governed by and construed in accordance with the laws of California and the Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of California.

     16. This Agreement may be executed in counterparts which together shall constitute one agreement. Facsimile signatures shall have the same force and effect as if it were each an original signature on a single paper.


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The Parties hereto have executed this Agreement as of the Effective Date.

ROK Global PLC

Signature                               Title:


Name:

Date:


Wintec Protective systems Inc.

Signature                                                     Title:


Name:

Date:

Medina International Holdings Inc.

Signature                                                     Title:



Name:

Date:

DANIEL MEDINA

Signature                                                     Title:



Name:

Date:

MADHAVA RAO MANKAL

Signature                                                     Title:



Name:

Date: